Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Endava plc:

We consent to the use of our reports dated September 28, 2021, with respect to the consolidated financial statements of Endava plc and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

London, United Kingdom
September 30, 2021